PEDIATRX LAUNCHES GRANISOLTM CO-PAY PROGRAM TO SUPPORT
USE OF THE ONLY FDA-APPROVED, READY-TO-USE ORAL LIQUID
SOLUTION OF GRANISETRON

Patients could instantly save up to $200 off the cost of their co-pay

CALIFON, NJ – February 1, 2011 – PediatRx Inc. (OTCBB: PEDX) is pleased to announce the launch of a co-pay assistance program* to support use of GRANISOL.

This unique program allows patients to instantly save up to $200 off their co-pay each time they are prescribed GRANISOL. There are various ways in which the program can be accessed. A mobile phone texting version allows patients and caregivers to text the word ‘GRAN’ or ‘GRANI’ to the number ‘55065’ to enroll into the program and, if they wish, into a prescription reminder service which quickly and easily initiates an approved refill at the patients’ preferred pharmacy. The co-pay assistance program is also available via the PediatRx home page on-line at www.pediatrx.com. The GRANISOL packaging also contains details for enrollment in this special program, which is available at more than 60,000 U.S. pharmacies.

Jorge Rodriguez, PediatRx’s Chief Commercial Officer said, “We are excited to be able to bring GRANISOL to market as the first commercial entry for PediatRx. For patients undergoing chemo- or radio-therapy who may be unsuitable for other modes of administration of granisetron, or simply prefer an oral liquid anti-emetic, GRANISOL may offer an alternative. From our market research and speaking to customers and listening to some of their foremost concerns in this sector, it was clear that cost of therapy can be a significant issue. PediatRx is conscious of both the emotional and financial burden placed on patients fighting cancer. We are proud to be able to offer this user-friendly, co-pay assistance program to help with access to GRANISOL and, more importantly, potentially reduce the overall cost of therapy to the patient. In addition, we are leveraging technology via mobile texting and the internet to initiate prior approvals should the patient’s insurance company require it.”

GRANISOL, used to prevent nausea and vomiting, is the only granisetron available in the USA as an orange flavored, ready-to-use oral liquid solution. GRANISOL may be dosed once or twice daily on the day of chemo- or radio-therapy and is packaged in a 30mL bottle containing 2mg/10mL.

Customers are able to order GRANISOL (NDC number 52547-0801-30) through their usual channels.

*Program is administered via a third-party provider. Medicaid and Medicare patients are not eligible for enrollment.

About GRANISOL

Granisetron is indicated for the prevention of:

  Nausea and vomiting associated with initial and repeat courses of emetogenic cancer therapy, including high-dose cisplatin.
  Nausea and vomiting associated with radiation, including total body irradiation and fractionated abdominal radiation.

Selected Safety Information

  Granisetron is contraindicated in patients with known hypersensitivity to the drug or any of its components.
  QT prolongation has been reported with granisetron. Use of Granisol Oral Solution in patients concurrently treated with drugs known to prolong the QT interval and/or are arrhythmogenic, this may result in clinical consequences.
  This drug should be used during pregnancy only if clearly needed.
  It is not known whether granisetron is excreted in human milk. Because many drugs are excreted in human milk, caution should be exercised when granisetron is administered to a nursing woman.
  Efficacy and safety were maintained with increasing age in the geriatric population.
  Safety and effectiveness in pediatric patients have not been established.
  The most common side effects observed with administration of granisetron were headache, asthenia, constipation, diarrhea, dyspepsia and abdominal pain.

About PediatRx Inc.

PediatRx Inc. (www.pediatrx.com) is a unique hospital specialty pharmaceutical company and the first to focus on children suffering from serious conditions requiring hospitalization and hospital care. PediatRx trades on the OTCBB under the ticker symbol PEDX.

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economics, research, development, reformulation, product performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning the Company’s belief that Granisol may offer an alternative to other modes of administration of granisetron and that the co-pay assistance program can potentially reduce the overall cost of therapy to patients. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of PediatRx, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that PediatRx cannot execute its business plan for lack of capital or other resources, distribution, partnering or licensing/acquisition opportunities, as well as the risks described in the periodic disclosure documents filed on EDGAR by PediatRx, copies of which are also available on the company’s website. Any of these risks could cause PediatRx or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, PediatRx does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

PediatRx Inc.
Research & Business Development
Email: info@pediatrx.com

Shareholder & Media Relations
(+1) 908 975 0753
Email: ir@pediatrx.com

PD 26 (01/11)